UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

OPIANT PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	46-4744124
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

401 Wilshire Blvd., 12th Floor Santa Monica, CA	90401

(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-139915

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

The description of Opiant Pharmaceuticals, Inc.’s (the “Registrant”) common stock, par value $0.001 per share, to be registered hereunder is set forth under the caption “Description of Securities” in the Registrant’s Registration Statement on Form SB-2 (File No. 333-139915) as originally filed with the Securities and Exchange Commission on January 11, 2007, including any subsequent amendments thereto, is hereby incorporated by reference in response to this item.

Item 2.	Index to Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

OPIANT PHARMACEUTICALS, INC.

Date: August 25, 2017	By:	/s/ Dr. Roger Crystal
Dr. Roger Crystal Chief Executive Officer